EXHIBIT 23.1


                               Henry Schiffer, C.P.A.
                             An Accountancy Corporation
                             315 Beverly Drive, Suite 211
                          Beverly Hills, California   90212
                   Telephone: (310) 286-6830 Fax: (310) 286-6840


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement of Internet Business=s International, Inc. on Form S-8 of our report dated May 14, 2002 relating to the financial statements of Internet Business=s International, Inc. appearing in the Company=s Annual Report on Form 10-KSB/A for the year ended June 30, 2001.



/s/ HENRY SCHIFFER, CPA

HENRY SCHIFFER, CPA
An Accountancy Corporation
Beverly Hills, California
September 5, 2002